UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2010
Aastrom Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (734) 930-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-1.1
EX-4.1
EX-5.1
EX-5.2
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On December 10, 2010, Aastrom Biosciences, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated, as representative of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to offer and sell up to 10,000,000 shares of its common stock, no par value, and warrants to purchase up to 10,000,000 shares of its common stock. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and one warrant. Each warrant (a “Warrant”) will be exercisable to purchase one share of common stock at an initial exercise price of $3.22 per share of common stock at any time on or after the date of issuance and will expire five years from the date of issuance. Each unit will be sold to investors in this offering at a negotiated price of $2.25 per unit (the “Offering”). Units will not be issued or certificated. The shares of common stock and Warrants will be issued separately but can only be purchased together in this Offering. The Company expects to receive approximately $22,500,000 million in gross proceeds from the Offering before underwriting discounts and commissions and Offering expenses.
     The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriters with customary indemnification rights under the Underwriting Agreement. The shares are expected to be delivered to the Underwriters on or about December 15, 2010, subject to the satisfaction of customary closing conditions.
     The common stock and warrants were registered for offer and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company’s Registration Statement on Form S-3, as amended (Registration No. 333-170581), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 29, 2010. In connection with this Offering, the Company filed with the SEC a preliminary prospectus supplement on December 9, 2010 pursuant to Rule 424(b) under the Securities Act.
     A copy of the Underwriting Agreement and the form of Warrant Agreement to be executed in connection with the Offering are filed herewith as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing description of the Underwriting Agreement and the Warrant Agreement by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.
     The opinions of the Company’s counsel regarding the validity of the shares, Warrants and shares issuable upon exercise of the Warrants issued pursuant to the Offering are also filed herewith as Exhibits 5.1 and 5.2.
     Item 7.01. Regulation FD Disclosure.
     On December 10, 2010, the Company issued a press release entitled “Aastrom Biosciences, Inc. Prices $22.5 Million Public Offering.” A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement between the Company and Stifel, Nicolaus & Company, Incorporated, as representative of the Underwriters, dated as of December 10, 2010.

4.1	Form of Warrant Agreement.

5.1	Opinion of Dykema Gossett PLLC.

5.2	Opinion of Goodwin Procter LLP.

23.1	Consent of Dykema Gossett PLLC (contained in its opinion filed as Exhibit 5.1).

23.2	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.2).

99.1	Press release of Aastrom Biosciences, Inc., dated December 10, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.
Date: December 10, 2010	By:	/s/ Timothy Mayleben
		Name:	Timothy Mayleben
		Title:	Chief Executive Officer and President

Index to Exhibits

Exhibit
Number	Description
1.1	Underwriting Agreement between the Company and Stifel, Nicolaus & Company, Incorporated, as representative of the Underwriters, dated as of December 10, 2010.

4.1	Form of Warrant Agreement.

5.1	Opinion of Dykema Gossett PLLC.

5.2	Opinion of Goodwin Procter LLP.

23.1	Consent of Dykema Gossett PLLC (contained in its opinion filed as Exhibit 5.1).

23.2	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.2).

99.1	Press release of Aastrom Biosciences, Inc., dated December 10, 2010.